      As filed with the Securities and Exchange Commission on May 14, 1996

                                                            Registration No.

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                                CABOT CORPORATION
             (Exact name of Registrant as specified in its charter)

                 DELAWARE                             04-2271897
         (State or other jurisdiction                 (IRS Employer
         of incorporation or organization)            Identification No.)

                                 75 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
           (Address of Principal Executive Office, including zip code)

                           1996 EQUITY INCENTIVE PLAN
                            (Full title of the Plan)

                           CHARLES D. GERLINGER, ESQ.
                                 75 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                     (Name and address of agent for service)

                                 (617) 342-6170
          (Telephone number, including area code, of agent for service)

                                -----------------
                  APPROXIMATE DATE OF PROPOSED PUBLIC OFFERING:
   As soon as practicable after this Registration Statement becomes effective.

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================
SECURITIES       AMOUNT TO      PROPOSED MAXIMUM     PROPOSED MAXIMUM
   TO BE            BE           OFFERING PRICE         AGGREGATE              AMOUNT OF
REGISTERED      REGISTERED        PER SHARE(1)       OFFERING PRICE        REGISTRATION FEE
- --------------------------------------------------------------------------------------------
Common Stock,
 par value
  $1.00           2,800,000           $26.375            $73,850,000            $25,465.52
(including           Shares(2)
 Preferred
  Stock
 Purchase
  Rights)
============================================================================================

- --------

1 Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of Cabot Corporation's Common Stock, par value $1.00, reported on the New York Stock Exchange Composite Transactions Index for May 8, 1996.

2 Plus such indeterminate number of additional shares of Common Stock as may be required in the event of a stock dividend, reverse stock split or combination of shares, recapitalization or other change in the Company's capital stock. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock.


                                     PART II

Item 3. Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K, dated September 30, 1995, filed under Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995, filed under Section 13 of the Exchange Act.

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed under Section 13 of the Exchange Act.

     (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act and the description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed incorporated by reference herein and to be part hereof from the date of the filing of such reports and other documents.

Item 4. Description of Securities

     The Company's Common Stock is registered under Section 12 of the Exchange Act and the Company's Preferred Stock Purchase Rights are registered under
Section 12 of the Exchange Act. See Item 3(c) regarding the description of the Company's Common Stock and the Company's Preferred Stock Purchase Rights.

Item 5. Interests of Named Experts and Counsel

     The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Robert Rothberg, Esq. At the time of rendering his opinion as to the legality of the Common Stock being registered hereunder, Mr. Rothberg had a substantial interest in the Company, as defined by the rules of the Commission, in that the fair market value of the 82,980 shares of Common Stock owned by him exceeds $50,000. It is anticipated that additional shares will be issued to Mr. Rothberg pursuant to the 1996 Equity Incentive Plan. Also, at such time Mr. Rothberg was connected with the Company in that he was Vice President and General Counsel of the Company.

Item 6. Indemnification of Directors and Officers

     Article Eighth (j) of the Company's Certificate of Incorporation and
Section 14 of the Company's by-laws provide that the Company shall indemnify any person who was a party, is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or enterprise, including service as a fiduciary of an employee benefit plan, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred in connection with such action, suit or proceeding to the extent permitted from time to time under the Delaware General Corporation Law. Such indemnification shall be made as authorized in a specific case upon a determination by the Board of Directors or the stockholders of the Company. The rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who ceases to be a director, officer, employee or agent. In addition, under Article Eighth (i) of the Company's Certificate of Incorporation no director or officer of the Company shall be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty, except to the extent that Delaware General Corporation Law prohibits the elimination or limitation of liability of directors or officers for breach of fiduciary duty.

     Section 145 of the Delaware General Corporation Law authorizes the indemnification of directors, officers, employees and agents of a corporation against liability incurred by reason of being a director, officer, employee or agent, and against expenses (including attorneys' fees) in connection with defending any action seeking to establish liability, in the case of third-party claims, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where such person had no reasonable cause to believe his or her conduct was unlawful.

     The Company's current directors' and officers' insurance policies cover directors and officers of the Company and its subsidiaries.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

     Exhibit

     Number
     ------
       5.      Opinion of Robert Rothberg, Vice President and General Counsel.
      23.1     Consent of Robert Rothberg is contained in his opinion as filed as Exhibit 5 to this Registration Statement.
      23.2     Consent of Coopers & Lybrand, L.L.P.
      24       Power of Attorney.
      28       1996 Equity Incentive Plan.

Item 9. Undertakings

     A. Subsequent Exchange Act Documents.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "1933 Act"), each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     B. To Transmit Certain Material.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, a copy of the registrant's latest annual report to stockholders furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act, unless such person otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the person. Where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, the undersigned also undertakes to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     C. Undertaking to Update Annually.

     The undersigned registrant hereby undertakes: (1) to file during any period in which offers or sales are made, a post-effective amendment to the registration statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. Provided, however, that if the information required to be included in a post-effective amendment by clauses (1)(i) and (1)(ii) of this paragraph is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, the registrant need not file a post-effective amendment to provide such information.

     D. Indemnification

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and the Commonwealth of Massachusetts, May 13, 1996.

                                                CABOT CORPORATION

                                                By /s/ Kennett F. Burnes
                                                  -----------------------------
                                                   Kennett F. Burnes
                                                   President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE
CAPACITIES AND ON THE DATE INDICATED.

         SIGNATURE                             TITLE                       DATE
         ---------                             -----                       ----
PRINCIPAL EXECUTIVE OFFICER

     /s/  Samuel W. Bodman                Director and Chairman of         May 13, 1996
- -----------------------------------       the Board of Directors
       (Samuel W. Bodman)

PRINCIPAL FINANCIAL OFFICER

     /s/  Kenyon C. Gilson                Executive Vice President and     May 13, 1996
- -----------------------------------       Chief Financial Officer
        (Kenyon C. Gilson)


PRINCIPAL ACCOUNTING OFFICER

     /s/  Paul J. Gormisky                Vice President and Controller    May 13, 1996
- -----------------------------------
      (Paul J. Gormisky)

                *                         Director                         May 13, 1996
- -----------------------------------
        (Jane C. Bradley)

     /s/  Kennett F. Burnes               Director                         May 13, 1996
- -----------------------------------
       (Kennett F. Burnes)

                *                         Director                         May 13, 1996
- -----------------------------------
        (John G.L. Cabot)

                *                         Director                         May 13, 1996
- -----------------------------------
      (Arthur L. Goldstein)

                *                         Director                         May 13, 1996
- -----------------------------------
     (Robert P. Henderson)

                *                         Director                         May 13, 1996
- -----------------------------------
        (Arnold S. Hiatt)




         SIGNATURE                             TITLE                       DATE
         ---------                             -----                       ----


                *                         Director                         May 13, 1996
- ---------------------------------
        (John H. McArthur)

                *                         Director                         May 13, 1996
- ---------------------------------
         (John F. O'Brien)

                *                         Director                         May 13, 1996
- ---------------------------------
         (David V. Ragone)

                *                         Director                         May 13, 1996
- ---------------------------------
      (Charles P. Siess, Jr.)

                *                         Director                         May 13, 1996
- ---------------------------------
        (Morris Tanenbaum)

                *                         Director                         May 13, 1996
- ---------------------------------
        (Lydia W. Thomas)



*By   /s/ Charles D. Gerlinger
      --------------------------------                                     May 13, 1996
       Charles D. Gerlinger
       As Attorney-in-Fact**

- -------------

** By authority of Power of Attorney filed as Exhibit 24 to this Registration Statement


                                EXHIBIT INDEX



EXHIBIT
NUMBER                                                                  PAGE
- -------                                                                 ----

5.              Opinion of Robert Rothberg, Vice President and
                General Counsel.

23.1 Consent of Robert Rothberg is contained in the Opinion filed as Exhibit 5 to this Registration
                Statement.

23.2            Consent of Coopers & Lybrand, L.L.P.

24.             Power of Attorney.

28.             1996 Equity Incentive Plan.